(ON MERCANTILE BANK OF ST. LOUIS N.A. LETTERHEAD)






January 24, 1996



Mr. Vernon O. Steinberg
Treasurer and Assistant Secretary
Laclede Gas Company
720 Olive Street
St. Louis, MO 63101

Dear Vernon:

Mercantile Bank of St. Louis N.A. is pleased to provide a $10,000,000 line of credit maturing January 31, 1997 to Laclede Gas Company for general corporate purposes and for commercial paper backup.

All borrowings will be priced, at your option, at Mercantile's Prime rate, floating, IBOR adjusted + 3/8%, or CD's adjusted + 1/2% for available maturities to 90 days. Notes issued under this line shall not exceed 90 days. If a note is outstanding with a maturity before January 31, 1997, the note shall be renewed in whole or in part provided no note shall mature later than June 30, 1997.

Interest shall be payable at maturity or on date of prepayment. Interest shall be computed on the basis of actual 365/366 for prime borrowings and actual 360 basis for IBOR of CD loans. Notes issued may be prepaid at any time without penalty, subject to standard funding loss provisions.

We may terminate this agreement at any time if we determine, in good faith, that we are not satisfied with your conditions, operations or performance, financial or otherwise.

It is understood that any loans obtained by any subsidiary of Laclede Gas Company, whether or not they are guaranteed by Laclede Gas Company, are excluded from this agreement and shall not be charged against the line of credit described above.

Nothing in this letter is intended to alter the arrangements set forth in the agreement dated November 1, 1995, or the availability of up to $12,500,000 of advances thereunder from Mercantile Bank of St. Louis N.A. on the terms set forth in said November 1, 1995 agreement.












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Laclede Gas Company
January 24, 1996


We appreciate the opportunity to service your credit needs and to continue the long-standing relationship between our companies. If the foregoing is acceptable to you, please sign and date below.


                          MERCANTILE BANK OF ST. LOUIS, N.A.

                          By:  /s/ Sally H. Roth
                          Name:    Sally H. Roth
                          Title:   Vice President



Accepted this 24th day of January, 1996

LACLEDE GAS COMPANY

By: /s/ Vernon O. Steinberg
Name:   Vernon O. Steinberg
Title:  Vice President-Treasurer






































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